Exhibit 10.18

GENERAL SECURITY AGREEMENT

THIS AGREEMENT is dated with effect as of this 6th day of November, 2009 by PHYSICIANS FORMULA, INC., a New York corporation, (the “Borrower”) to and in favour of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division (the “Lender”).

RECITALS:

A.
The Borrower is or is about to become indebted to the Lender pursuant to a credit and security agreement between the Borrower and the Lender dated with effect as of the date hereof (as amended, supplemented, replaced or restated from time to time, the “Credit Agreement”).

B.
As a condition precedent to the Lender extending such credit to the Borrower, the Borrower is required to execute and deliver this Agreement, and to grant to the Lender and to create a security interest in all personal property of the Borrower, as hereinafter provided as security for the payment and performance of the obligations and liabilities of the Borrower to the Lender.

NOW THEREFORE in consideration of the extension of credit by the Lender to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Borrower covenants and agrees to and in favour of the Lender as follows:

ARTICLE 1 - DEFINITIONS; INTERPRETATION

1.1	Defined Terms

Except as otherwise expressly provided herein, capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.2	Terms Defined in Ontario Personal Property Security Act

Where applicable and except as defined herein, terms used herein shall have the meanings assigned to them in the Personal Property Security Act as the same may, from time to time, be in effect in the Province of Ontario (the “PPSA”).  Such terms include: “accounts”, “chattel paper”, “documents of title”, “equipment”, “intangibles”, “instruments”, “inventory”, “investment property”, “money”, “proceeds” and “security”.

ARTICLE 2 - GRANT OF SECURITY INTEREST; COLLATERAL

2.1	Grant of Security Interest

As security for the payment and performance of the Secured Obligations (as defined in Section 3), the Borrower hereby grants to the Lender a security interest in, to and under all of its personal property, wherever located in and whether now existing or hereafter acquired or arising, including, without limitation, the following property (collectively and severally, the “Collateral”):

(a)
all present and future investment property held by the Borrower, including securities, security entitlements, securities accounts, future contracts, future accounts, shares, options, rights, warrants, joint venture interests, interests in limited partnerships, trust units, bonds, debentures and all other documents which constitute evidence of a share, participation or interest of the Borrower in property or in an enterprise or which constitute evidence of an obligation of the issuer; and all substitutions therefore, and subject to Section 6.3, dividends and income derived therefrom, all of which are herein called the “Pledged Collateral”;

(b)
all accounts and book debts of the Borrower, chattel paper, documents of title, instruments, and intangibles of the Borrower, including all debts, dues, claims choses in action and demands of every nature and kind, howsoever arising or secured, including letters of credit, guarantees and advices of credit that are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Borrower, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all supporting obligations of any or all of the forgoing (“Accounts”);

(c)
all inventory of the Borrower, including all merchandise, goods and other personal property that are held for sale or lease or that have been leased by the Borrower or that are to be furnished under a contract of service, all raw materials, work in process, materials used or consumed in the Borrower’s business and finished goods, all goods in which the Borrower has an interest in mass or a joint or other interest or gifts of any kind (including goods in which the Borrower has an interest or right as consignee), and all goods which are returned to or repossessed by the Borrower, together with all additions and accessions thereto and replacements therefor and products thereof and documents therefor (“Inventory”);

(d)
all equipment of the Borrower and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, including, all machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings, vehicles and fixtures (“Equipment”);

(e)	all intangible property and Intellectual Property Rights;

(f)
all money maintained in a deposit or other account in the Borrower’s name with any financial institution, and all certificates, instruments and other writings, if any, from time to time representing, evidencing or deposited into such accounts, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(g)
all now existing and hereafter arising contracts and agreements to which the Borrower is party (each, an “Assigned Agreement”), including, without limitation, all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements, all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, all claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements, and all rights of the Borrower to terminate, amend, supplement or modify the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(h)	all books, records, writings, databases, information and other property relating to, used or useful in connection with, embodying, incorporating or referring to, any of the foregoing Collateral;

(i)	all cash and cash equivalents held by the Borrower not otherwise included in the foregoing Collateral; and

(j)
all products and proceeds of the foregoing Collateral (with the term “proceeds” having the meaning provided in the PPSA and also including any voluntary or involuntary disposition, and all rights to payment, including return premiums, with respect to any insurance).

2.2	Excluded Collateral

Notwithstanding Section 2.1, the Collateral shall not include (collectively, “Excluded Collateral”): (a) any property held in trust by the Borrower and lawfully belonging to others, (b) the last day of the term of any lease of real property, provided that the Borrower shall stand possessed of such last day and shall assign and transfer such interest as instructed by the Lender; (c) with respect to Section 2.1(c), any consumer goods used as such by the Borrower, (d) any permit, lease or license or any contractual obligation entered into by Borrower (i) that prohibits or requires the consent of any Person other than Borrower and its Subsidiaries which has not been obtained as a condition to the creation by Borrower of a Lien on any right, title or interest in such permit, lease, license or contractual obligation or any Capital Stock or equivalent thereof related thereto or that contains terms stating that the granting of a lien therein would otherwise result in a material loss by Borrower of any material rights therein, (ii) to the extent that any law applicable thereto prohibits the creation of a Lien thereon or (iii) to the extent that a Lien thereon would give any other party a legally enforceable right to terminate such permit, lease, license or any contractual obligation, but only, with respect to the prohibition in (i), (ii) and (iii) to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the PPSA or any other applicable law, (e) property or assets owned by Borrower that is subject to a purchase money Lien or a Capital Lease Obligation if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease Obligation) prohibits or requires the consent of any Person other than Borrower and its Subsidiaries which has not been obtained as a condition to the creation of any other Lien on such property or such assets, (f) any Intent To Use Trademark or any similar Trademark existing under Canadian law and (g) shares of capital stock having voting power in excess of 65% of the voting power of all classes of capital stock of a first tier controlled foreign corporation (as that term is described in the IRC); provided, however, “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral).

2.3	Borrower Remains Liable

Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under all Assigned Agreements, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under such Assigned Agreements, and (c) the Lender shall not have any obligation or liability under any Assigned Agreements by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

2.4	Continuing Security Interest

The Borrower agrees that this Agreement shall create a general collateral continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 10.14.

2.5	Attachment

The Borrower and the Lender intend that the security interest created hereby attaches to existing Collateral upon the execution of this Agreement and that the security interest will attach to Collateral acquired after the date of execution of this Agreement at the time that the Borrower acquires rights in that Collateral.  The Borrower and the Lender agree that value has been given.  The Borrower represents and warrants that it has rights in the existing Collateral.

ARTICLE 3 - SECURED OBLIGATIONS

3.1	Secured Obligations

The obligations secured by this Agreement shall consist of all Indebtedness (collectively, the “Secured Obligations”).

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

[Reserved]

ARTICLE 5 - COVENANTS AND AGREEMENTS

[Reserved]

ARTICLE 6 - AUTHORIZED ACTION BY THE LENDER; RIGHTS TO PAYMENT

[Reserved]

ARTICLE 7 - ADDITIONAL PROVISIONS REGARDING
INTELLECTUAL PROPERTY

[Reserved]

ARTICLE 8 - REMEDIES; NOTICE OF SALE; RECEIVERS

8.1	Remedies

During a Default Period, the Lender may at its option, without notice to or demand on the Borrower subject to applicable law and in addition to all rights and remedies available to the Lender with respect to the Secured Obligations, at law, in equity or otherwise, do any one or more of the following:

(a)	foreclose or otherwise enforce the Lender’s security interest in any manner permitted by law or provided for in this Agreement;

(b)
sell, lease or otherwise dispose of any Collateral at one or more public or private sales at the Lender’s place of business or any other place or places, including any broker’s board or securities exchange, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine;

(c)
use or transfer the Borrower’s rights and interests in any Intellectual Property Collateral by license, by sublicense (to the extent permitted by an applicable license), assignment or otherwise, on such conditions and in such manner as the Lender may determine;

(d)	recover from the Borrower all costs and expenses, including reasonable legal fees and disbursements, incurred or paid by the Lender in exercising any right, power or remedy provided by this Agreement;

(e)	require the Borrower to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender;

(f)	enter onto property where any Collateral is located and take possession thereof with or without judicial process; and

(g)
prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Lender deems appropriate and in connection with such preparation and disposition, without charge, use any trade-mark, tradename, copyright, patent or technical process used by the Borrower.

8.2	Notice of Sale

The Borrower shall be given ten (10) days prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of Collateral is to be made, which notice the Borrower hereby agrees shall be deemed reasonable notice thereof.  Upon any sale or other disposition pursuant to this Agreement, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof, the Collateral or portion thereof so sold or disposed of.  The Lender shall have the right, subject to applicable law, upon any public sale, and, to the extent permitted by law, upon any private sale, to purchase the whole or any part of the Collateral so sold.  Each purchaser at any such sale or other disposition (including the Lender) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of the Borrower and the Borrower specifically waives (to the extent permitted by applicable law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

8.3	License

For the purpose of enabling the Lender to exercise its rights and remedies under Section 8.1 or otherwise in connection with this Agreement, during a Default Period, the Borrower hereby grants to the Lender an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Borrower) or (to the extent permitted by the applicable license) sublicense to use, license or sublicense any Intellectual Property Collateral, subject with respect to trade-marks to reasonable and appropriate quality control provisions.

8.4	Appointment of Receiver

The Lender may, during a Default Period, in addition to any other rights it may have, appoint by instrument in writing a receiver, monitor, consultant, liquidator or receiver and manager (all of which are herein called a “Receiver”) of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver.  Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Lender has under this Agreement, at law or in equity.  In exercising any such powers, any such Receiver shall, to the extent permitted by applicable law, act as and for all purposes be deemed to be the agent of the Borrower, and the Lender shall not be responsible for any act or default of any such Receiver, except for any act or default that results from the gross negligence or wilful misconduct of such Receiver.  During a Default Period, Lender may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time.  Any Receiver so appointed may be an officer or employee of the Lender, except as prohibited under applicable law.  A court need not appoint, ratify the appointment by the Lender of or otherwise supervise in any manner the actions of any Receiver, except as required under applicable law.  Upon the Borrower receiving notice from the Lender of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of the Borrower and, to the extent permitted by applicable law, its directors and officers with respect to the Collateral shall cease, unless specifically continued by the written consent of the Lender.

8.5	Carrying on Business

During a Default Period, the Lender may carry on, or concur in the carrying on of, all or any part of the business or undertaking of the Borrower, and may, subject to the rights and liens of third parties but to the exclusion of the Borrower, enter upon, occupy and use all or any of the premises, buildings, plant and undertakings of or occupied or used by the Borrower and may use all or any of the tools, machinery, equipment and intangibles of the Borrower for such time as the Lender sees fit, free of charge, to carry on the business of the Borrower and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product.

8.6	Dealing with Collateral

During a Default Period, the Lender may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable, all without notice to the Borrower except as otherwise required by any applicable law.  During a Default Period, the Lender may demand, sue for and receive any Accounts with or without notice to the Borrower, give such receipts, discharges and extensions of time and make such compromises in respect of any Accounts which may, in the Lender’s absolute discretion, seem bad or doubtful.  The Lender may charge on its own behalf and pay to others, sums for costs and expenses incurred including, without limitation, legal fees and expenses on a solicitor and his own client scale and Receivers’ and accounting fees, in or in connection with seizing, collecting, realizing, disposing, enforcing or otherwise dealing with the Collateral and in connection with the protection and enforcement of the rights of the Lender hereunder including, without limitation, in connection with advice with respect to any of the foregoing.  The amount of such sums shall be deemed advanced to the Borrower by the Lender, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Lender on the Secured Obligations or any part thereof and shall be secured by this Agreement.

8.7	Right to Use

During a Default Period, the Borrower hereby grants to the Lender a license or other right to use, without charge, all of the Borrower’s present and future property, whether real or personal, including, without limitation, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trade-marks, services marks, and advertising matter, or any other property of any nature or of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling of any Collateral and the Borrower’s rights under all licenses and all franchise agreements shall inure to the Lender.

8.8	Retention of Collateral

Upon notice to the Borrower and subject to any obligation to dispose of any of the Collateral, as provided in the PPSA and subject to any applicable law, during a Default Period, the Lender may elect to retain all or any part of the Collateral in satisfaction of the Secured Obligations or any of them.

8.9	Pay Liens

During a Default Period, the Lender may pay any Liens that may exist or be threatened against the Collateral.

8.10	Application of Payments

Any and all payments made in respect of the Secured Obligations from time to time and moneys realized on the Collateral shall be applied in accordance with the Credit Agreement.  Any insurance moneys received by the Lender pursuant to this Agreement shall be applied in accordance with the Credit Agreement.

8.11	Set-off

The Secured Obligations will be paid by the Borrower without regard to any equities between the Borrower and the Lender or any right of set-off or cross-claim.  During a Default Period, any indebtedness owing by the Lender to the Borrower may be set-off and applied by the Lender against the Secured Obligations either before or after maturity, without demand upon or notice to anyone and regardless of the currency in which the indebtedness is denominated; provided, that in no event shall Lender offset against Borrower’s payroll account number 4121973010 maintained with Lender so long as the funds held in such payroll account are limited to the amount required to satisfy the Borrower’s payroll obligations during the following seven day period (as of any date of determination).

8.12	Deficiency

If the proceeds of the realization of the Collateral are insufficient to repay to the Lender all amounts owing to it, the Borrower shall forthwith pay such deficiency or cause such deficiency to be paid to the Lender.

8.13	Lender Not Liable

The Lender shall not be liable or accountable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with the Collateral, shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Lender, the Borrower or any other person, firm or corporation in respect of the Collateral and shall not be liable or responsible for any loss, cost or damage whatsoever which may arise in respect of any such failure including, without limitation, resulting from the negligence of the Lender or any of its officers, servants, agents, solicitors, attorneys, Receivers or otherwise unless arising from gross negligence or wilful misconduct.  Neither the Lender nor its officers, servants, agents, or Receivers shall be liable by reason of any entry into possession of the Collateral or any part thereof, to account as a mortgagee in possession, for anything except actual receipts, for any loss on realization, for any act or omission for which a mortgagee in possession might be liable, for any negligence in the carrying on or occupation of the business or undertaking of the Borrower or for any loss, cost, damage or expense whatsoever which may arise in respect of any such actions, omissions or negligence unless arising from gross negligence or wilful misconduct.

8.14	Extensions of Time

The Lender may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, release its security interest in any part of the Collateral and otherwise deal or fail to deal with the Borrower, subsidiaries of the Borrower, guarantors, sureties and others and with the Collateral and other securities as the Lender may see fit, all without prejudice to the liability of the Borrower to the Lender or the Lender’s rights and powers under this Security Agreement.

8.15	Rights in Addition

The rights and powers conferred by this Section are in supplement of and in addition to and not in substitution for any other rights or powers the Lender may have from time to time under this Agreement or under applicable law.  The Lender may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other such remedy.  Any one or more of such remedies may from time to time be exercised separately or in combination.

ARTICLE 9 - PERFECTION AND PRIORITY

9.1	Financing Statements, Etc.

The Borrower hereby authorizes the Lender to file at any time and from time to time any financing statements describing the Collateral, and the Borrower shall execute and deliver to the Lender, and the Borrower hereby authorizes the Lender to file (with or without the Borrower’s signature), at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, security agreements relating to the Intellectual Property Collateral, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form reasonably satisfactory to the Lender, as the Lender may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Lender’s security interest in the Collateral and to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, the Borrower ratifies and authorizes the filing by the Lender of any financing statements filed prior to the date hereof.

9.2	Bailees

Any Person (other than the Lender) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Lender.  At any time and from time to time, the Lender may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Lender, and obtain such Person’s written acknowledgment thereof.  Without limiting the generality of the foregoing, upon the written request of Lender, the Borrower will join with the Lender in notifying any Person who has possession of any Collateral of the Lender’s security interest therein and obtaining an acknowledgment from such Person that it is holding the Collateral for the benefit of the Lender.

9.3	Control

If any of the Collateral consists of Investment Property, (a) the Borrower authorizes the Lender, during any Default Period, to transfer such Collateral or any part thereof into its own name or that of its nominee so that the Lender or its nominee may appear of record as the sole owner thereof; provided, that until the security hereby constituted becomes enforceable, the Lender shall deliver promptly to the Borrower all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall give to the Borrower or its designee a proxy or proxies to vote and take all action with respect to such property; provided further that after the security hereby constituted becomes enforceable, the Borrower waives all rights to be advised of or to receive any notices, statements or communications received by the Lender or its nominee as such record owner, and agrees that no proxy or proxies given by the Lender to the Borrower or its designee as aforesaid shall thereafter be effective; and (b) the Borrower further agrees to execute such other documents and to perform such other acts, and to cause any issuer or securities intermediary to execute such other documents and to perform such other acts as may be necessary or appropriate in order to give the Lender “control” of such Investment Property, as defined in the Securities Transfer Act, 2006 (Ontario), which “control” shall be in such manner as the Lender shall designate in its reasonable judgement and discretion, including, without limitation, an agreement by an issuer or securities intermediary that it will comply with instructions in the case of an issuer or entitlement orders in the case of a securities intermediary, originated by the Lender, whether before or after security hereby constituted becomes enforceable, without further consent by the Borrower.

ARTICLE 10 - MISCELLANEOUS

10.1	Amendments and Waivers

Except to the extent otherwise provided herein or in any other Document, (a) no amendment to any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender and (b) no waiver of any provision of this Agreement, or consent to any departure by the Borrower or other party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender.  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.2	Notices

All notices required or permitted under this Agreement shall be given in the manner and to the addresses specified in the Credit Agreement.

10.3	No Waiver; Cumulative Remedies

No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

10.4	Binding Effect

This Agreement shall be binding upon the Borrower and its successors and assigns, including any successor by reason of amalgamation, and inure to the benefit of and be enforceable by the Lender and its successors, endorsees, transferees and assigns.

10.5	Assignment

The Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, and any attempted assignment in violation of this provision shall be null and void.  The Lender may assign this Agreement in whole or in part to any Person acquiring an interest in the Secured Obligations in accordance with the provisions of the Credit Agreement.

10.6	Costs and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender, any Receiver, or the agents of the Lender or any Receiver, and reasonable legal fees and disbursements in connection with the perfection, enforcement, or preservation of any rights under, this Agreement and the other Documents.

10.7	Severability

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement.

10.8	Governing Law

This Agreement is to be exclusively construed in accordance with and governed by the internal laws of the Province of Ontario and the federal laws of Canada applicable therein without giving effect to any choice of law rule or principle that would cause the application of the laws of any jurisdiction other than the internal laws of the Province of Ontario and the federal laws of Canada applicable therein to the rights and duties of the Borrower and the Lender.

10.9	Submission to Jurisdiction

The Borrower hereby (a) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario sitting in Toronto for the purpose of any action or proceeding arising out of or relating to this Agreement and the other Loan Documents, (b) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (c) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

10.10	Judgment Currency

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with practices of the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Loan Documents or other relevant document (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal practices purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Lender in such currency, the Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).  The agreements in this Section 10.10 shall survive the repayment of all Secured Obligations.

10.11	Entire Agreement

This Agreement and the other Loan Documents constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

10.12	Counterparts

This Agreement may be executed in several counterparts by facsimile transmission or PDF, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

10.13	Termination

Upon payment and performance in full of all Secured Obligations, the security interests created by this Agreement shall terminate and the Lender shall execute and deliver to the Borrower, at the Borrower’s sole cost and expense, such documents and instruments reasonably requested by the Borrower as shall be necessary to evidence termination of all security interests given by the Borrower to the Lender hereunder.

10.14	Indemnity

The Borrower hereby agrees to indemnify the Lender, and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Lender is a party thereto) imposed on, incurred by or asserted against the Lender, or its successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Lender or the Borrower, and any claim for patent, trade-mark or copyright infringement), except for the gross negligence or wilful misconduct of the Lender.

10.15	Acknowledgement of Receipt

The Borrower acknowledges receipt of a copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the undersigned has executed and delivered this Agreement under seal with effect as of the date first written above.

PHYSICIANS FORMULA, INC.
By:	/s/ Ingrid Jackel
Name: Ingrid Jackel
Authorized Signing Officer